Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (No. 333-208817) on Form F-3, of our report dated March 30, 2022, with respect to the consolidated financial statements of XTL Biopharmaceuticals Ltd.

/s/Somekh Chaikin

Somekh Chaikin
Certified Public Accountants (Isr.)
A member firm of KPMG International

Tel Aviv, Israel
March 30, 2022